                                                                  EXHIBIT (C)(4)

THIS OPTION AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

January 18, 1999

                              COMMON STOCK OPTION
                              -------------------

     This Option is issued, for good and valuable consideration, receipt of which is hereby acknowledged, to STEAG Electronic Systems GmbH, a German business entity ("Holder"), by AG Associates, Inc., a California corporation (the "Company").

     1.   Exercise of Option. Subject to the terms and conditions hereinafter
          ------------------
set forth, the Holder of this Option is entitled, upon surrender of this Option at the address of the Company set forth in Section 16 below (or at such other place as the Company shall notify the Holder hereof in writing pursuant to
Section 16 below), to purchase from the Company, by payment of the exercise price per share specified in Section 2 below, Six Hundred Thousand (600,000) fully paid and non-assessable shares of common stock, no par value per share (the "Common Stock"), of the Company (as adjusted pursuant to Section 8 hereof, the "Shares").

     2.   Exercise Price. The exercise price for the Shares shall be two dollars
          --------------
($2.00) per share. Such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Option Price").

     3.   Exercise Period. Options to purchase one hundred thousand (100,000) of
          ---------------
the Shares will become exercisable if and when a loan (the "Loan") is made by Holder to Company as set forth in Section 6.1 of the Agreement and Plan of Merger dated as of the date hereof by and among Holder the Company and Newco as evidenced by a note as contemplated therein (the "Note"). The remainder of this Option to purchase five hundred thousand (500,000) Shares shall become exercisable if and when a default occurs under the Note. Options to purchase the shares shall expire (a) on March 5, 1999, if the Loan is not made or (b) on the first anniversary of the scheduled maturity date of the Note (the periods during which Holder shall be entitled to exercise this Option shall be referred to herein as the "Exercise Periods").

     4.   Method of Exercise. While this Option remains outstanding and
          ------------------
exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          a. the surrender of this Option, together with a duly executed copy of the form of Subscription attached hereto, to the Secretary of the Company at its principal offices; and

          b. the payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased in cash, a certified check made payable to the Company or any combination of the foregoing.

     In the event that the Holder shall exercise the right to purchase less than all of the purchase rights evidenced hereby, the Company shall return to the Holder a new Option, identical in all respects to this Option, providing for a right to purchase that number and kind of securities as to which the Holder's rights hereunder shall not have been exercised.

     5.   Exercise by Exchange. In addition to and without limiting the rights
          --------------------
of the Holder hereof under the terms hereof, this Option may be exercised by being exchanged in whole or in part at any time or from time to time prior to its expiration, for a number of shares of Common Stock having an aggregate fair market value on the date of such exercise equal to the difference between (x) the fair market value of the number of shares of Common Stock subject to this Option designated by the Holder hereof on the date of the exercise and (y) the aggregate Option Price as adjusted by Section 8 for such number of designated shares. Upon any such exercise, the number of shares of Common Stock purchasable upon exercise of this Option shall be reduced by such designated number of shares of Common Stock and, if a balance of purchasable shares of Common Stock remains after such exercise, whether or not it is exercisable as to such shares the Company shall execute and deliver to the Holder hereof a new Option for such balance of shares of Common Stock. No payment of any cash or other consideration shall be required from the Holder of this Option in connection with any exercise of this Option by exchange pursuant to this Section. Such exchange shall be effective upon the date of receipt by the Company of the original Option surrendered for cancellation and a written request from the Holder hereof that the exchange pursuant to this Section be made, or at such later date as may be specified in such request. Any tax liability related to such transaction that is attributable to the Holder shall be paid by the Holder. For the purposes of this Section, the "fair market value" of any number of shares of Common Stock shall be calculated on the basis of (a) if the Common Stock is then traded on a securities exchange, the average of the closing prices of the Common Stock on such exchange over the 30-day period ending three (3) days prior to the date of exercise, (b) if the Common Stock is then actively traded over the counter, the average of the closing bid or sale prices (whichever is applicable) of the Common Stock over the 30-day period ending three (3) days prior to the date of exercise, and (c) if there is no active public market for the Common Stock, the fair market value thereof as determined in good faith by the Board of Directors of the Company.

     6.   Certificates for Shares. Upon the exercise of the purchase rights
          -----------------------
evidenced by this Option, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the Option, Subscription and purchase price in accordance with Section 4 hereof.

     7.   Reservation of Shares. The Company covenants that it will at all times
          ---------------------
keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Option for the full number of Shares specified herein. The Company further covenants that such Shares, when issued pursuant to the exercise of this Option, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

     8.   Adjustment of Option Price and Number of Shares. The number of and
          -----------------------------------------------
kind of securities purchasable upon exercise of this Option and the Option Price shall be subject to adjustment from time to time as follows:

          a.   Subdivisions, Combinations and Other Issuances. If the Company
               ----------------------------------------------
shall at any time prior to the expiration of this Option subdivide its Common Stock, by stock split or otherwise, combine its Common Stock or issue additional shares of its Common Stock (or other securities or rights convertible into, or entitling the Holder thereof to receive, directly or indirectly, additional shares of Common Stock) as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Option shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Option Price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Option (as adjusted) shall remain the same. Any adjustment under this
Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or in the event that no record date is fixed upon the making of such dividend.

          b.   Reclassification or Reorganization. In the event of any
               ----------------------------------
reclassification, capital reorganization or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), then as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder of this Option, so that the Holder of this Option shall have the right at any time prior to the expiration of this Option to purchase, at a total price equal to that payable upon the exercise of this Option immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable in connection with such reclassification, reorganization or change by a Holder of the same number of shares of Common Stock as were purchasable by the Holder of this Option immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Option so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

     9.   Fractions of Shares. No fractional shares shall be issued upon the
          -------------------
exercise or conversion of this Option. In lieu thereof, the Company shall pay the Holder in cash an amount equal to the value of such fractional share based on the fair market value of a share of Common Stock as determined in accordance with Section 5 hereof.

     10.  Pre-Exercise Rights. Prior to exercise of this Option, the Holder
          -------------------
shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

     11.  Restricted Securities. The Holder understands that this Option and the
          ---------------------
Shares purchasable hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are being, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933 (the "Securities Act") or an applicable exemption from registration. In this connection, the Holder acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of the Shares purchased hereunder. The Holder further acknowledges that the Shares and any other securities issued upon exercise of this Option shall bear a legend substantially in the form of the legend appearing on the face hereof.

     12.  Certification of Investment Purpose. Unless a current registration
          -----------------------------------
statement under the Securities Act shall be in effect with respect to the securities to be issued upon exercise of this Option, the Holder hereof, by accepting this Option, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof the Holder will deliver to the Company a written certification that the securities acquired by the Holder upon exercise hereof are for the account of the Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

     13.  Registration Under the Securities Act.
          -------------------------------------

          a. The Company agrees that if, at any time during the Exercise Periods as provided in Section 3, the Company proposes to register any Common Stock under the Securities Act or the Company receives a written request from the Holder that the Company file a registration statement under the Securities Act, the Company shall (i) cause such registration statement to cover all Shares, (ii) use its best efforts to cause such registration statement to become effective as soon as practicable and (iii) take all other action necessary under any federal or state law or regulation of any governmental authority to permit all Shares which it has been so requested to include in such registration statement to be sold or otherwise disposed of, and will maintain such compliance with such federal and state law and regulation of any governmental authority for the period necessary for the Holder to effect the proposed sale or other disposition. The Company shall furnish to the Holder and to each underwriter, if any, a signed counterpart, addressed to the Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters public offerings of securities.

          b. The Company shall pay all expenses incurred in connection with any registration statement or other action pursuant to the provisions of this
Section 13, other than underwriting discounts and applicable transfer taxes relating to the Shares.

          c. In the event of any registration of any of the Shares under the Securities Act pursuant to this Section 13, the Company shall indemnify and hold harmless the Holder, each underwriter (as defined in the Securities Act), and each controlling person of the Holder or underwriter, if any (within the meaning of the Securities Act), against any losses, claims, damages, settlements or liabilities, joint or several (or actions in respect thereof), to which the Holder, underwriter or controlling person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any other document used with the Company's consent to sell the Shares (including an illegal prospectus), (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any blue sky law, or any rule or regulation promulgated under the Securities Act or any blue sky law, or any other law applicable to the Company in connection with any such registration, and shall reimburse the Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by the Holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Holder, underwriter or controlling person in any such event to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by the Holder, underwriter or controlling person, specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, underwriter or controlling person, and shall survive transfer of the Shares by the Holder.

          d. The rights to cause the Company to register securities granted to the Holder under this Section 13 may be transferred or assigned by the Holder to a transferee or assignee in connection with any transfer or assignment of the Shares of the Holder; provided, however, that: (a) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (b) prompt written notice of such transfer or assignment is given to the Company and
(c) such transferee or assignee either (i) controls, is controlled by, or is under common control with the Holder or (ii) is acquiring all of the Holder's securities.

          e. From and after the date of this Option, the Company shall not, without the prior written consent of the Holder, grant rights to any person with priority over, or on a parity with, the registration rights granted to Holder pursuant to this Section 13.

     14.  Replacement of Option. On receipt by the Company of evidence
          ---------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of any such loss, theft or destruction of this Option, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Option, the Company at its expense and deliver, in lieu thereof, a new Option of like tenor.

     15.  Transfer. Subject to the transfer conditions referred to in the legend
          --------
endorsed hereon, this Option and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof upon surrender of this Option with a properly executed assignment at the principal office of the Company. Upon any partial transfer, the Company will at its expense issue and deliver to the Holder hereof a new Option of like tenor, in the name of the Holder hereof, which shall be exercisable for such number of shares of Common Stock which were not so transferred.

     16.  Successors and Assigns. The terms and provisions of this Option shall
          ----------------------
inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns.

     17.  Notice. Any notice or other communication required or permitted
          ------
hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

     If to the Company to:

          AG Associates, Inc.
          4425 Fortran Drive
          San Jose, California  95134
          Attention:  Dr. Arnon Gat

     If to the Holder to the address for the Holder shown on the records of the
Company:

     18.  Governing Law. This Option shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without giving effect to conflict of law principles.

          IN WITNESS WHEREOF, the Company has caused this Option to be signed in its corporate name by a duly authorized officer and to be dated as of the date first above written.

                                             AG Associates, Inc.

                                             By: /s/ Arnon Gat
                                                 -------------------------------
                                             Name:  Arnon Gat
                                             Title: Chief Executive Officer and
                                                    Chairman of the Board of
                                                    Directors

                             FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Option)

TO _____________________________

     The undersigned, the Holder of the within Option, hereby irrevocably elects to exercise the purchase right represented by such Option for, and to purchase thereunder, ____________* shares of Common Stock of _________________________, and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ________________________________, whose address is ____________________________.


                              __________________________________________________

                              (Signature must conform in all respects to name of Holder as specified on the face of the Option)

                              __________________________________________________

                              __________________________________________________
                                                    (Address)

Dated:

_____________________________


_____________________________
*    Insert here the number of shares as to which the Option is being exercised.

                              FORM OF ASSIGNMENT

                   (To be signed only on transfer of Option)

     For value received, the undersigned hereby sells, assigns, and transfers unto ________________________________ the right represented by the within Option to purchase shares of Common Stock of ____________________________________ to
which the within Option relates, and appoints __________________________________ Attorney to transfer such right on the books of __________________________ with full power of substitution in the premises.

                              __________________________________________________

                              (Signature must conform in all respects to name of Holder as specified on the face of the Option)

                              __________________________________________________

                              __________________________________________________
                                                    (Address)


Dated:

_____________________________